EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of O2 Micro International Limited on Form S-8 of our report dated January 24, 2002, appearing in the Annual Report on Form 20-F of O2 Micro International Limited for the year ended December 31, 2002.

/s/ Deloitte & Touche

Deloitte & Touche

(T N Soong & Co and Deloitte & Touche Taiwan

Establish Deloitte & Touche Effective June 1, 2003)

Taipei, Taiwan

Republic of China

August 5, 2003